Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-173513) and on Form S-8 (No. 333-164688) of Mistras Group, Inc. of our report dated August 14, 2012 for the financial statements as of and for each of the two years in the period ended May 31, 2012, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 14, 2013